SCHEDULE OF SUBSIDIARIES OF GABLES RESIDENTIAL TRUST


                               Jurisdiction of   Other Names Under Which
Subsidiary                      Organization     Subsidiary Does Business
----------                      ------------     ------------------------

Gables Realty Limited Partnership  Delaware     None

Gables GP, Inc.                    Texas        None

Central Apartment Management,      Texas        Gables Residential Services and
Inc.                                            Gables Corporate Accommodations

East Apartment Management, Inc.    Georgia      Gables Residential Services and
                                                Gables Corporate Accommodations

Gables-Tennessee Properties        Tennessee    None

Gables Central  Construction, Inc. Texas        None

Gables East Construction, Inc.     Georgia      None

Candlewood Gen Par, Inc.           Georgia      None

Candlewood-Indian Creek Limited    Georgia      None
Partnership

Pin Oak Green                      Texas        None

Pin Oak Park Apartments            Texas        None

GRT Villas Gen Par,                Georgia      None
Inc. (f.k.a. Candle Creek, Inc.)

GRT Villas Limited Partnership     Texas        None